SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549




                                  FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):     June 30, 1998
                                                    _____________________


Exact Name of Registrant as
  Specified in Its Charter:    DDL ELECTRONICS, INC.
                             ______________________________




          DELAWARE                      1-8101                33-0213512
 _____________________________        ____________         _________________
State or Other Jurisdiction of        Commission            I.R.S. Employer
Incorporation or Organization         File Number          Identification No.




Address of Principal Executive Offices:       2151 Anchor Court
                                              Newbury Park, CA 91320
                                             _________________________


Registrant's Telephone Number, Including
 Area Code:                                    (805) 376-9415
                                             _________________________


Former Name or Former Address,
 if Changed Since Last Report:                 Not applicable
                                             _________________________






Item 2.  Acquisition or Disposition of Assets.

     On June 30, 1998, DDL Electronics, Inc. ("DDL") consummated its previously reported acquisition of Jolt Technology, Inc. ("Jolt"), pursuant to an Agreement and Plan of Merger dated May 28, 1998 (the "Agreement") among DDL, Jolt, Jolt Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of DDL ("Sub"), and the shareholders of Jolt, who (immediately prior to the closing) included Messrs. Thomas M. Wheeler and Mitchell Morhaim and Ms. Charlene A. Gondek. Under the terms of the Agreement, Jolt merged with and into Sub and 100% of the issued and outstanding common stock of Jolt was exchanged for nine million shares of DDL's common stock. The transaction will be accounted for under the pooling-of-interests method.

     One year ago, on June 30, 1997, the Company borrowed $2,000,000 from Mr. Wheeler under a secured, full recourse, non-negotiable promissory note bearing 8% interest (the "Wheeler Note"). As conditions to obtaining the Wheeler Note, DDL agreed to acquire Jolt and give Mr. Wheeler two seats on its Board, which seats were filled by Mr. Wheeler and Ms. Gondek. Upon consummation of the acquisition of Jolt, the maturity date of the Wheeler Note was extended from February 1, 1999 to October 31, 1999.

     The amount of consideration paid by DDL to acquire Jolt was negotiated concurrently with the terms of the Wheeler Note on June 30, 1997. During the negotiations, Mr. Wheeler initially proposed that the consideration for all outstanding shares of Jolt common stock be 15,000,000 shares of DDL's common stock. Mr. Wheeler based his proposal on his assessment of the relative value of Jolt and DDL based upon, among other things, their respective net tangible assets. Mr. Wheeler noted that, upon the conversion to equity of his shareholder loan to Jolt, Jolt would have net tangible assets of approximately $1.5 million, which was comparable to that of DDL. He also considered Jolt's profitability and financial strength in contrast to DDL's recent history of volatile operating results and sustained losses. In response to Mr. Wheeler's proposal, DDL assessed Jolt's value on the basis of its ability to strengthen DDL's financial position. In particular, DDL considered the benefits of increasing DDL's net tangible assets by $1.5 million, as well as Jolt's positive cash flow and liquid resources ($600,000 cash balance). In addition, DDL weighed Jolt's relatively small sales volume against such factors as Jolt's relatively high proportion of value added services in relation to its overall revenues and relatively high gross profit percentage. Although an assessment of such factors could have supported a higher valuation, DDL insisted that the acquisition be accretive to DDL on an earnings per share basis. Therefore, DDL made a counteroffer to Mr. Wheeler of 9,000,000 shares of DDL's common stock. DDL and Mr. Wheeler then agreed, subject to the approval of DDL's stockholders, obtaining a fairness opinion, and other terms and conditions, that DDL would acquire all of the issued and outstanding shares of Jolt for 9,000,000 shares of DDL's common stock.

     Needham & Company, Inc. acted as DDL's financial advisor in connection with the acquisition and delivered its written opinion dated November 25, 1997 to DDL's Board of Directors to the effect that, as of such date and based upon and subject to certain assumptions and other matters described in its written opinion, the consideration paid by DDL is fair to DDL from a financial point of view.

     As a condition of the Agreement, the Jolt shareholders agreed that Jolt would have on the closing date total tangible shareholders' equity of at least $1,500,000 and cash of at least $600,000. These conditions were met at the time of closing.

     Jolt will continue its present business as an operating subsidiary of DDL. Jolt is a provider of customized integrated electronic manufacturing services, including turnkey electronic assembly and manufacturing management services, to original equipment manufacturers in the electronics industry. Jolt's electronic manufacturing services consist primarily of the manufacture of complex printed circuit board assemblies using surface mount technology and pin through-hole interconnection technologies.

     Mr. Morhaim has agreed to continue in his capacity as President of Jolt pursuant to a five-year employment and noncompete agreement.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements:
          The audited financial statements of Jolt for the years ended December 31, 1997 and 1996, including the report thereon of Brunt & Company, P.A., independent public accountants, are attached hereto as pages F-1 through F-9.

          The unaudited balance sheet of Jolt as of March 31, 1998 and the unaudited statements of operations and cash flows of Jolt for the three months ended March 31, 1998 and 1997, and notes thereto, are attached hereto as pages F-10 through F-13.

     (b)  Pro Forma Financial Information:
          The unaudited pro forma consolidated balance sheet of DDL and Jolt as of March 31, 1998, and the unaudited pro forma consolidated statements of operations of DDL and Jolt for the nine months ended March 31, 1998 and 1997 and the years ended June 30, 1997, 1996 and 1995, and the notes thereto, are attached hereto as pages F-14 through F-22.

     (c) Exhibit             Description
         _______             ____________

           2.1 Agreement and Plan of Merger dated May 28, 1998 among DDL, Jolt, Jolt Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of DDL, and Messrs. Thomas M. Wheeler and Mitchell Morhaim and Ms. Charlene A. Gondek (incorporated by reference to Appendix A of DDL's Definitive Schedule 14A dated June 12, 1998)

           99.1              Fairness Opinion of Needham & Company, Inc.
                             dated November 25, 1997 (incorporated by reference to Appendix B of DDL's Definitive
                             Schedule 14A dated June 12, 1998)

           99.2              Press release dated June 30, 1998



                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        DDL ELECTRONICS, INC.


         July 15, 1998                  /s/ Richard K. Vitelle
_________________________________       ___________________________________
           Date                         Richard K. Vitelle
                                        Vice President - Finance
                                        (Principal Financial Officer)

                     [LETTERHEAD OF BRUNT & COMPANY, P.A.]

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Jolt Technology, Inc.

We have audited the accompanying balance sheets of Jolt Technology, Inc. (a Florida corporation) as of December 31, 1997 and 1996 and the related statements of income, changes in stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Jolt Technology, Inc. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Brunt & Company, P.A.

Hollywood, Florida
BRUNT & COMPANY, P.A.
Certified Public Accountants

March 19, 1998

                             JOLT TECHNOLOGY, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                          1997         1996
                                                       -----------  ----------
                        ASSETS
CURRENT ASSETS
  Cash and cash equivalents........................... $   679,272  $  613,618
  Trade accounts receivable, net of allowance for
   doubtful accounts of $5,000 in 1997 and 1996.......     446,046     269,181
  Other receivables...................................       2,813      11,787
  Inventories.........................................     115,700      55,249
  Deferred merger costs...............................      70,452         --
  Prepaid expenses....................................       8,354         --
                                                       -----------  ----------
    TOTAL CURRENT ASSETS..............................   1,322,637     949,835
PROPERTY AND EQUIPMENT, net...........................     457,773     454,540
OTHER ASSETS
  Rental deposit......................................       7,773       6,573
                                                       -----------  ----------
    TOTAL OTHER ASSETS................................       7,773       6,573
                                                       -----------  ----------
                                                       $ 1,788,183  $1,410,948
                                                       ===========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accrued interest--stockholder....................... $   368,200  $  250,856
  Accrued merger costs................................      70,452         --
  Other accrued expenses..............................      41,669      28,323
  Lease obligation payable............................         --       31,992
  Trade accounts payable..............................       8,709      10,853
                                                       -----------  ----------
    TOTAL CURRENT LIABILITIES.........................     489,030     322,024
STOCKHOLDER NOTE AND LOAN PAYABLE.....................   1,625,148   1,625,148
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $1.00 par value, 10,000 shares
   authorized, issued and outstanding.................      10,000      10,000
  Additional paid-in-capital..........................      24,000      24,000
  Accumulated deficit.................................    (359,995)   (570,224)
                                                       -----------  ----------
    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)..............    (325,995)   (536,224)
                                                       -----------  ----------
                                                       $ 1,788,183  $1,410,948
                                                       ===========  ==========

                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                           1997        1996
                                                        ----------  ----------
NET SALES.............................................. $2,721,510  $2,354,386
COST OF GOODS SOLD.....................................  1,419,373   1,412,482
                                                        ----------  ----------
  GROSS PROFIT.........................................  1,302,137     941,904
                                                        ----------  ----------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...........    384,280     326,815
                                                        ----------  ----------
  INCOME FROM OPERATIONS...............................    917,857     615,089
INTEREST EXPENSE--STOCKHOLDER LOANS....................   (117,345)   (114,900)
OTHER INCOME (EXPENSES)................................      9,717      (9,032)
                                                        ----------  ----------
  TOTAL NON-OPERATING EXPENSES.........................   (107,628)   (123,932)
                                                        ----------  ----------
  NET INCOME........................................... $  810,229  $  491,157
                                                        ==========  ==========
  BASIC AND DILUTED EARNINGS PER SHARE................. $    81.02  $    53.54
                                                        ==========  ==========
  SHARES USED IN COMPUTING BASIC AND DILUTED EARNINGS
   PER SHARE...........................................     10,000       9,173
                                                        ==========  ==========



                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                            1997       1996
                                                          ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income............................................. $ 810,229  $ 491,157
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization.........................   158,355    232,435
   Allowance for bad debts...............................        --      5,000
   Changes in assets and liabilities:
    Trade accounts receivable............................  (176,865)   119,792
    Inventories..........................................   (60,451)     2,286
    Other receivables....................................     8,974      7,647
    Prepaid expenses.....................................    (8,354)        --
    Customer deposits....................................        --    (44,600)
    Trade accounts payable...............................    (2,144)   (18,996)
    Accrued expenses (net of deferred merger costs)......   130,690    106,224
                                                          ---------  ---------
  NET CASH PROVIDED BY OPERATING ACTIVITIES..............   860,434    900,945
                                                          ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment....................  (161,588)  (225,942)
  Rental deposit.........................................    (1,200)     1,185
                                                          ---------  ---------
   NET CASH USED BY INVESTING ACTIVITIES.................  (162,788)  (224,757)
                                                          ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Reduction in capitalized lease obligations.............   (31,992)  (171,467)
  Sale of treasury stock.................................        --      2,000
  Shareholder dividends..................................  (600,000)  (325,000)
                                                          ---------  ---------
   NET CASH USED IN FINANCING ACTIVITIES.................  (631,992)  (494,467)
                                                          ---------  ---------
   NET INCREASE IN CASH..................................    65,654    181,721
CASH AT BEGINNING OF YEAR................................   613,618    431,897
                                                          ---------  ---------
CASH AT END OF YEAR...................................... $ 679,272  $ 613,618
                                                          =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid.......................................... $   4,411  $  18,627
                                                          =========  =========

                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                           ADDITIONAL
                                         COMMON  TREASURY   PAID-IN   ACCUMULATED
                                TOTAL     STOCK   STOCK     CAPITAL     DEFICIT
                              ---------  ------- --------  ---------- -----------
BALANCES, December 31, 1995.  $(704,381) $10,000 $(2,000)   $24,000    $(736,381)
Sale of Treasury Stock......      2,000            2,000                     --
Net income..................    491,157                                  491,157
Dividends paid..............   (325,000)                                (325,000)
                              ---------  ------- -------    -------    ---------
BALANCES, December 31, 1996.   (536,224)  10,000     --      24,000     (570,224)
Net income..................    810,229                                  810,229
Dividends paid..............   (600,000)                                (600,000)
                              ---------  ------- -------    -------    ---------
BALANCES, December 31, 1997.  $(325,995) $10,000 $   --     $24,000    $(359,995)
                              =========  ======= =======    =======    =========



                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

NOTE 1--BUSINESS ACTIVITY

  The Company was incorporated in the State of Florida on June 21, 1989. It is engaged in the manufacture and sale of custom made printed circuit boards for use primarily in the computer, communications and instrumentation industries. The Company is located in Florida with customers throughout the United States but primarily in the South Florida region.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and cash equivalents: Cash equivalents include short-term, highly-liquid debt instruments purchased with original maturities of three months or less.

  Revenue Recognition: Revenue is recognized when products are shipped and title has passed to the customer.

  Inventories: Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market. Labor and overhead costs are capitalized at the time of production.

  Property and Equipment: Property and equipment are stated at cost. Depreciation is provided using straight-line methods at rates based on the following estimated useful lives:



                                                        YEARS
                                                        -----

           Machinery and equipment..................... 5-10
           Furniture and fixtures...................... 5-10
           Vehicles....................................   5


  Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Building and equipment repairs amounted to $21,863 and $25,030 for the years ended December 31, 1997 and 1996 respectively.

  Reclassification of Financial Statement Presentation: Certain reclassifications have been made to the 1996 financial statements to conform with the 1997 financial statement presentation.

  Income Taxes: The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

  Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Earnings per Share: All earnings per share amounts have been presented to conform to the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share". The shares used in computing basic and diluted earnings per share represent the weighted average number of common shares outstanding for the period.


NOTE 3--INVENTORIES

  Inventories consisted of the following as of December 31:



                                                                  1997    1996
                                                                -------- -------

       Raw materials........................................... $ 74,677 $44,464
       Work in process.........................................   41,023  10,785
                                                                -------- -------
                                                                $115,700 $55,249
                                                                ======== =======


NOTE 4--PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following on December 31:


                                                            1997        1996
                                                         ----------  ----------

   Leasehold Improvements............................... $   63,880  $   63,880
   Machinery and Equipment..............................  1,353,460   1,203,636
   Motor Vehicles.......................................     36,499      24,735
   Office Furniture and Equipment.......................     30,855      30,855
                                                         ----------  ----------
     Total..............................................  1,484,694   1,323,106
     Less: Accumulated depreciation..................... (1,026,921)   (868,566)
                                                         ----------  ----------
   Net Property Plant and Equipment..................... $  457,773  $  454,540
                                                         ==========  ==========

NOTE 5--CAPITALIZED LEASE OBLIGATION

  The Company acquired equipment under the provisions of a long-term lease in August of 1994. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. The lease payments were $4,550 per month and expired August 1997. The original cost of the leased equipment was $216,682. The present value of the lease payments as of December 31, 1996 was $31,992.

  There are no future minimum lease payments as of December 31, 1997.

NOTE 6--STOCKHOLDER NOTE AND LOAN PAYABLE


                                                             1997       1996
                                                          ---------- ----------

   Stockholder note payable, unsecured, bearing interest
    at the rate of 8.25%................................  $  100,000 $  100,000
   Stockholder loan payable, unsecured, bearing interest
    at the effective simple interest rate of 7.1 % and
    7.75% as of December 31, 1997 and 1996
    respectively........................................   1,525,148  1,525,148
                                                          ---------- ----------
   Total Stockholder note and loan payable..............  $1,625,148 $1,625,148
                                                          ========== ==========


  The stockholders have signed a definitive merger agreement with another company and under the terms of the agreement, the above note and loan will be converted to equity as explained further in Note 10 of these financial statements.

  As of December 31, 1997 there were no repayment terms set forth for the above note and loan payable. The stockholder has agreed not to demand payment prior to February 1999.

  Accrued interest of $368,200 at December 31, 1997, plus interest accruing on the note and loan payable from January 1, 1998 until the date of the consummation of the business combination referred to in Note 10, will be converted to equity as discussed further in Note 10.

NOTE 7--COMMITMENTS-OPERATING LEASES

  As of December 31, 1997, the Company operated its facilities on a one year noncancellable lease which will expire on October 31, 1998. The lease is for $80,373 per year ($6,698 per month) plus applicable sales tax. Rental Expense for the years ended December 31, 1997 and 1996 was $81,171 and $72,706 respectively.

  In September 1997 the Company entered into an operating lease agreement for an automobile. The lease term expires February 2000. Total payments are $32,640 ($1,090 per month) plus applicable sales tax.

NOTE 8--CONCENTRATION OF RISKS

CASH

  The Company maintains its cash accounts in one commercial bank. Accounts in the bank are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At various times throughout the year the Company had cash balances in this bank that exceeded the FDIC limit. The cash balances exceeded the FDIC limit on December 31, 1997 and 1996.

ACCOUNTS RECEIVABLE

  Credit sales are made to the Company's customers in the ordinary course of business. Generally, these sales are unsecured. Four customers accounted for approximately 67% of the trade accounts receivable balances as of December 31, 1997 and three customers accounted for 68% of the trade receivable balances as of December 31, 1996.

SALES

  The Company had three customers that accounted for approximately 30% of its revenue in 1997 and one customer that accounted for approximately 20% of its revenue in 1996.

NOTE 9--EMPLOYEE BENEFIT PLAN

  On January 1, 1991 the Company established a Salary Allowance Reduction Simplified Employee Pension Plan (SARSEP). Under the plan, employees may elect to defer up to fifteen percent of their salary, subject to Internal Revenue Service limits. The Company, at their discretion can make matching contributions. In addition, the plan allows for the Company to make additional discretionary contributions. The Company made no contributions to the plan in 1997 or 1996.

NOTE 10--BUSINESS COMBINATION

  On December 31, 1997 the company's stockholders entered into a definitive agreement to combine the company with DDL Electronics, Inc. ("DDL"), a publicly owned company, in exchange for DDL stock. Prior to the combination and pursuant to the agreement, the Stockholder note and loan will be converted to common stock. The stockholder creditor will receive 10,660 shares of company stock in return for contributing the loan, the note and the accrued interest. The conversion of the loans and accrued interest will occur prior to the combination with DDL. It is anticipated that the transaction will be accounted for as a pooling of interests in which 9,000,000 shares of DDL will be exchanged for 20,660 shares of Jolt Technology, Inc. subject to the approval of DDL stockholders.

                             JOLT TECHNOLOGY, INC.

                                 BALANCE SHEET
                                 MARCH 31, 1998
                                  (UNAUDITED)



ASSETS
CURRENT ASSETS
  Cash and cash equivalents........................................ $  928,881
  Trade accounts receivable, net of allowance for doubtful accounts
   of $5,000.......................................................    461,843
  Inventories......................................................    146,260
  Deferred merger costs............................................     70,452
  Prepaid expenses.................................................      8,354
                                                                    ----------
    TOTAL CURRENT ASSETS...........................................  1,615,790
PROPERTY AND EQUIPMENT, net........................................    414,614
OTHER ASSETS.......................................................
  Rental deposit...................................................      7,773
                                                                    ----------
    TOTAL OTHER ASSETS.............................................      7,773
                                                                    ----------
                                                                    $2,038,177
                                                                    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accrued interest--stockholder.................................... $  397,333
  Accrued merger costs.............................................     70,452
  Other accrued expenses...........................................     50,038
  Trade accounts payable...........................................     19,239
                                                                    ----------
    TOTAL CURRENT LIABILITIES......................................    537,062
STOCKHOLDER NOTE AND LOAN PAYABLE..................................  1,625,148
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $1.00 par value, 10,000 shares authorized, issued
   and outstanding.................................................     10,000
  Additional paid-in-capital.......................................     24,000
  Accumulated deficit..............................................   (158,033)
                                                                    ----------
    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)...........................   (124,033)
                                                                    ----------
                                                                    $2,038,177
                                                                    ==========


                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

                              STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)



                                                               1998      1997
                                                             --------  --------

NET SALES................................................... $745,859  $517,837
COST OF GOODS SOLD..........................................  346,558   294,938
                                                             --------  --------
  GROSS PROFIT..............................................  399,301   222,899
                                                             --------  --------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................   71,564    61,815
                                                             --------  --------
  INCOME FROM OPERATIONS....................................  327,737   161,084
INTEREST EXPENSE--STOCKHOLDER LOANS.........................  (29,133)  (31,537)
OTHER INCOME (EXPENSES).....................................    3,358       944
                                                             --------  --------
  TOTAL NON-OPERATING EXPENSES..............................  (25,775)  (30,593)
                                                             --------  --------
  NET INCOME................................................ $301,962  $130,491
                                                             ========  ========
  BASIC AND DILUTED EARNINGS
   PER SHARE................................................ $  30.20  $  13.05
                                                             ========  ========
  SHARES USED IN COMPUTING BASIC
   AND DILUTED EARNINGS PER SHARE...........................   10,000    10,000
                                                             ========  ========



                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)



                                                             1998       1997
                                                           ---------  --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.............................................. $ 301,962  $130,491
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization.........................    44,370    30,667
    Changes in assets and liabilities:
      Trade accounts receivable...........................   (12,984)  (36,781)
      Inventories.........................................   (30,560)  (24,672)
      Trade accounts payable..............................    10,530   (10,853)
      Accrued expenses....................................    37,502    32,921
                                                           ---------  --------
    NET CASH PROVIDED BY OPERATING ACTIVITIES.............   350,820   121,773
                                                           ---------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment.....................    (1,211)  (29,251)
                                                           ---------  --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Reduction in capitalized lease obligations..............       --    (11,667)
  Shareholder dividends...................................  (100,000)      --
                                                           ---------  --------
    NET CASH USED IN FINANCING ACTIVITIES.................  (100,000)  (11,667)
                                                           ---------  --------
    NET INCREASE IN CASH..................................   249,609    80,855
CASH AT BEGINNING OF YEAR.................................   679,272   613,618
                                                           ---------  --------
CASH AT END OF YEAR....................................... $ 928,881  $694,473
                                                           =========  ========



                 Read accompanying notes and auditors' report.

                              JOLT TECHNOLOGY, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
              FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

NOTE 1--BUSINESS ACTIVITY

  The Company was incorporated in the State of Florida on June 21, 1989. It is engaged in the manufacture and sale of custom made printed circuit boards for use primarily in the computer, communications and instrumentation industries. The Company is located in Florida with customers throughout the United States but primarily in the South Florida region.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and cash equivalents: Cash equivalents include short-term, highly-liquid debt instruments purchased with original maturities of three months or less.

  Revenue Recognition: Revenue is recognized when products are shipped and title has passed to the customer.

  Inventories: Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market. Labor and overhead costs are capitalized at the time of production.

  Property and Equipment: Property and equipment are stated at cost. Depreciation is provided using straight-line methods at rates based on the following estimated useful lives:

                                                                          YEARS
                                                                          ------

     Machinery and equipment............................................. 5 - 10
     Furniture and fixtures.............................................. 5 - 10
     Vehicles............................................................   5

  Income Taxes: The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

  Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Earnings per Share: All earnings per share amounts have been presented to conform to the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share". The shares used in computing basic and diluted earnings per share represent the weighted average number of common shares outstanding for the period.

                DDL ELECTRONICS, INC. AND JOLT TECHNOLOGY, INC.

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  The following unaudited pro forma consolidated financial data present the Unaudited Pro Forma Consolidated Balance Sheet of the Company at March 31, 1998, giving effect to the merger between the Company and Jolt as if it had been consummated on that date. Also presented are the Unaudited Pro Forma Consolidated Statements of Operations of the Company for the nine months ended March 31, 1998 and 1997 and the fiscal years ended June 30, 1997, 1996 and 1995, after giving effect to the Merger as if it had been consummated as of the beginning of the respective periods presented. The Company's fiscal year ends on June 30. Jolt's fiscal year ends on December 31. Pro forma consolidated statement of operations information for the years ended June 30, 1997, 1996 and 1995 combines the results of the Company for the years then ended with the results of Jolt for the 12 months ended June 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

  The pro forma data are based on the historical consolidated statements of the Company and Jolt giving effect to the merger under the pooling of interests method of accounting and the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements. The pro forma adjustments set forth in the following unaudited pro forma consolidated financial data are estimates and may differ from the actual adjustments when they become known.

  The unaudited pro forma consolidated statement of operations for the fiscal year ended June 30, 1995 includes certain non-recurring charges and gains recorded by the Company. During that fiscal year, the Company closed the operations of its A.J. Electronics, Inc. ("A.J.") subsidiary and recorded restructuring charges of $1,533,000 for the costs associated with the shut down and disposal of A.J.'s assets. Also in fiscal 1995, the Company sold essentially all of the assets of its Aeroscientific Oregon subsidiary, which resulted in a gain of $3,317,000.

  The pro forma data give effect to the non-recurring items described above and assume that each share of Jolt common stock, both outstanding and issuable upon the conversion of shareholder debt, is converted into the right to receive 435.6244 shares of the Company's Common Stock. The following unaudited pro forma consolidated financial data do not give effect to anticipated expenses related to the acquisition and do not reflect certain cost savings that management of the Company believes may be realized following the acquisition. These savings are expected to be realized primarily through integration of operations.

  The pro forma data are provided for comparative purposes only. They do not purport to be indicative of the results that actually would have occurred if the merger had been consummated on the dates indicated or that may be obtained in the future. The unaudited pro forma consolidated financial data should be read in conjunction with the Notes thereto, the audited Consolidated Financial Statements of the Company and the Notes thereto and the audited Financial Statements of Jolt and the Notes thereto, all included in this Proxy Statement.

                 DDL ELECTRONICS, INC. AND JOLT TECHNOLOGY, INC.
          UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (IN THOUSANDS)
                                 MARCH 31, 1998

                                  HISTORICAL               PRO FORMA
                                ---------------  -----------------------------
                                  DDL     JOLT   ADJUSTMENTS  REFS.    TOTAL
                                -------  ------  ----------- -------- --------
            ASSETS
Current assets:
  Cash and cash equivalents.... $ 2,019  $  929                       $  2,948
  Accounts receivable, net.....   8,751     462                          9,213
  Costs and estimated earnings
   in excess of billings on
   uncompleted contracts, net
   of progress billings........   4,413                                  4,413
  Inventories..................   2,515     146                          2,661
  Prepaid expenses and other
   current assets..............     441      78                            519
                                -------  ------                       --------
    Total current assets.......  18,139   1,615                         19,754
Property and equipment, net....   6,217     415                          6,632
Goodwill.......................   3,488                                  3,488
Deposits and other assets......     234       8                            242
                                -------  ------   --------            --------
                                $28,078  $2,038   $    --             $ 30,116
                                =======  ======   ========            ========
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank line of credit payable.... $ 3,272                               $  3,272
Current portion of long-term
 debt..........................   2,993                                  2,993
Accounts payable...............   6,837  $   19                          6,856
Accrued interest on notes
 payable to shareholder........             397   $   (397)  1(b)          --
Other current liabilities......   3,408     121        106   1(c)        3,635
                                -------  ------   --------            --------
Total current liabilities......  16,510     537       (291)             16,756
                                -------  ------   --------            --------
Notes payable to shareholder...           1,625     (1,625)  1(b)          --
Other long-term debt...........   5,251                                  5,251
                                -------  ------   --------            --------
Total long-term debt...........   5,251   1,625     (1,625)              5,251
                                -------  ------   --------            --------
Stockholders' equity:
Common stock...................     246      10         80   1(d)          336
Additional paid-in capital.....   6,884      24     24,926   1(a,b,d)   31,834
Retained earnings (deficit)....    (204)   (158)   (23,090)  1(a,c,d)  (23,452)
Foreign currency translation...    (609)                                  (609)
                                -------  ------   --------            --------
Total stockholders' equity
 (deficit).....................   6,317    (124)     1,916               8,109
                                -------  ------   --------            --------
                                $28,078  $2,038   $    --             $ 30,116
                                =======  ======   ========            ========

                DDL ELECTRONICS, INC. AND JOLT TECHNOLOGY, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                   HISTORICAL             PRO FORMA
                                 ---------------  -----------------------------
                                   DDL     JOLT   ADJUSTMENTS REFS.      TOTAL
                                 -------  ------  ----------- -----     -------

Sales..........................  $37,576  $2,258                        $39,834
                                 -------  ------                        -------
Costs and expenses:
  Cost of goods sold...........   31,615   1,110                         32,725
  Administrative and selling...    4,048     304                          4,352
  Goodwill amortization........      951                                    951
                                 -------  ------                        -------
                                  36,614   1,414                         38,028
                                 -------  ------                        -------
Operating income...............      962     844                          1,806
                                 -------  ------                        -------
Non-operating income (expense):
  Interest expense on
   shareholder notes...........              (87)   $   87       2(b)       --
  Interest expense--other......     (724)     (2)                          (726)
  Other income (expense), net..      (12)     11                             (1)
                                 -------  ------    ------              -------
                                    (736)    (78)       87                 (727)
                                 -------  ------    ------              -------
Income before income tax.......      226     766        87                1,079
Provision for income taxes.....     (430)    --        383       2(a,c)     (47)
                                 -------  ------    ------              -------
Net income.....................  $  (204) $  766    $  470              $ 1,032
                                 =======  ======    ======              =======
Per share information:
  Basic and diluted earnings
   per share...................  $ (0.01) $76.60                        $  0.03
                                 =======  ======                        =======
Shares used in computing
 earnings per share
 (thousands):
  Basic:                          24,598      10     8,990       3(a)    33,598
                                 =======  ======    ======              =======
  Diluted:                        25,017      10     8,990               34,017
                                 =======  ======    ======              =======

                DDL ELECTRONICS, INC. AND JOLT TECHNOLOGY, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                      HISTORICAL             PRO FORMA
                                    ---------------  -------------------------
                                      DDL     JOLT   ADJUSTMENTS REFS.  TOTAL
                                    -------  ------  ----------- ----- -------

Sales.............................  $34,660  $1,478                    $36,138
                                    -------  ------                    -------
Costs and expenses:
  Cost of goods sold..............   30,161     968                     31,129
  Administrative and selling......    3,653     256                      3,909
  Goodwill amortization...........      951                                951
                                    -------  ------                    -------
                                     34,765   1,224                     35,989
                                    -------  ------                    -------
Operating income (loss)...........     (105)    254                        149
                                    -------  ------                    -------
Non-operating income (expense):
  Interest expense on shareholder
   notes..........................              (80)                       (80)
  Interest expense--other.........     (844)     (9)                      (853)
  Debt issue cost amortization....     (372)                              (372)
  Other income, net...............      199       5                        204
                                    -------  ------                    -------
                                     (1,017)    (84)                    (1,101)
                                    -------  ------                    -------
Income (loss) before income taxes.   (1,122)    170                       (952)
Provision for income taxes........      --      --                         --
                                    -------  ------                    -------
Net income (loss).................  $(1,122) $  170                    $  (952)
                                    =======  ======                    =======
Per share information:
  Basic and diluted earnings
   (loss) per share...............  $ (0.05) $17.00                    $ (0.03)
                                    =======  ======                    =======
Shares used in computing earnings
 (loss) per share (thousands):
  Basic and diluted...............   23,047      10     8,990     3(a)  32,047
                                    =======  ======     =====          =======

                DDL ELECTRONICS, INC. AND JOLT TECHNOLOGY, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                      HISTORICAL             PRO FORMA
                                    ---------------  -------------------------
                                      DDL     JOLT   ADJUSTMENTS REFS.  TOTAL
                                    -------  ------  ----------- ----- -------

Sales.............................  $48,919  $2,170                    $51,089
                                    -------  ------                    -------
Costs and expenses:
  Cost of goods sold..............   42,475   1,329                     43,804
  Administrative and selling......    5,058     346                      5,404
  Goodwill amortization...........    1,268                              1,268
                                    -------  ------                    -------
                                     48,801   1,675                     50,476
                                    -------  ------                    -------
Operating income..................      118     495                        613
                                    -------  ------                    -------
Non-operating income (expense):
  Interest expense on shareholder
   notes..........................             (107)   $  107     2(b)       0
  Interest expense--other.........   (1,105)    (10)                    (1,115)
  Debt issue cost amortization....     (937)                              (937)
  Other income (expense), net.....      246       8                        254
                                    -------  ------    ------          -------
                                     (1,796)   (109)      107           (1,798)
                                    -------  ------    ------          -------
Income (loss) before income taxes.   (1,678)    386       107           (1,185)
Provision for income taxes........      --      --        (27)    2(c)     (27)
                                    -------  ------    ------          -------
Net income (loss).................  $(1,678) $  386    $   80          $(1,212)
                                    =======  ======    ======          =======
Per share information:
  Basic and diluted earnings
   (loss)
   per share......................  $ (0.07) $38.60                    $ (0.04)
                                    =======  ======                    =======
Shares used in computing earnings
 (loss) per share (thousands):
  Basic and diluted...............   23,150      10     8,990     3(a)  32,150
                                    =======  ======    ======          =======

                DDL ELECTRONICS, INC. AND JOLT TECHNOLOGY, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                      HISTORICAL             PRO FORMA
                                    ---------------  -------------------------
                                      DDL     JOLT   ADJUSTMENTS REFS.  TOTAL
                                    -------  ------  ----------- ----- -------

Sales.............................  $33,136  $2,354                    $35,490
                                    -------  ------                    -------
Costs and expenses:
  Cost of goods sold..............   29,494   1,412                     30,906
  Administrative and selling......    4,175     327                      4,502
Goodwill amortization.............      634                                634
                                    -------  ------                    -------
                                     34,303   1,739                     36,042
                                    -------  ------                    -------
Operating income (loss)...........   (1,167)    615                       (552)
                                    -------  ------                    -------
Non-operating income (expense):
  Interest expense on shareholder
   notes..........................             (115)                      (115)
  Interest expense--other.........     (911)    (19)                      (930)
  Debt issue cost amortization....     (281)                              (281)
  Other income (expense), net.....      491      10                        501
                                    -------  ------                    -------
                                       (701)   (124)                      (825)
                                    -------  ------                    -------
Income (loss) before income taxes.   (1,868)    491                     (1,377)
Income tax benefit (provision)....    1,110     --                       1,110
                                    -------  ------                    -------
Income (loss) before extraordinary
 item.............................  $  (758) $  491                    $  (267)
                                    =======  ======                    =======
Per share information:
  Basic and diluted income (loss)
   before extraordinary item......  $ (0.04) $53.54                    $ (0.01)
                                    =======  ======                    =======
Shares used in computing income
 (loss) per share (thousands):
  Basic and diluted...............   18,180       9     8,991     3(a)  27,180
                                    =======  ======     =====          =======

                DDL ELECTRONICS, INC. AND JOLT TECHNOLOGY, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                      HISTORICAL             PRO FORMA
                                    ---------------  -------------------------
                                      DDL     JOLT   ADJUSTMENTS REFS.  TOTAL
                                    -------  ------  ----------- ----- -------

Sales.............................  $29,576  $1,817                    $31,393
                                    -------  ------                    -------
Costs and expenses:
  Cost of goods sold..............   26,516   1,082                     27,598
  Administrative and selling......    6,497     357                      6,854
  Restructuring charges...........    1,533                              1,533
                                    -------  ------                    -------
                                     34,546   1,439                     35,985
                                    -------  ------                    -------
Operating income (loss)...........   (4,970)    378                     (4,592)
                                    -------  ------                    -------
Non-operating income (expense):
  Interest expense on shareholder
   notes..........................             (130)                      (130)
  Interest expense--other.........     (883)    (35)                      (918)
  Gain on sale of assets..........    3,317                              3,317
  Other income (expense), net.....      170       8                        178
                                    -------  ------                    -------
                                      2,604    (157)                     2,447
                                    -------  ------                    -------
Income (loss) before income taxes.   (2,366)    221                     (2,145)
Provision for income taxes........      --      --                         --
                                    -------  ------                    -------
Income (loss) before extraordinary
 item.............................  $(2,366) $  221                    $(2,145)
                                    =======  ======                    =======
Per share information:
  Basic and diluted income (loss)
   before extraordinary item......  $ (0.15) $27.65                    $ (0.09)
                                    =======  ======                    =======
Shares used in computing income
 (loss) per share (thousands):
  Basic and diluted...............   15,150       8     8,992     3(a)  24,150
                                    =======  ======     =====          =======

                DDL ELECTRONICS, INC. AND JOLT TECHNOLOGY, INC.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited pro forma consolidated balance sheet has been prepared to reflect the merger of all outstanding capital stock of Jolt in exchange for 9,000,000 shares of the Company's Common Stock, or 435.6244 shares of the Company's Common Stock for each outstanding share, and each outstanding right to acquire a share, of Jolt common stock. The transaction will be accounted for under the pooling-of-interests method. As required pursuant to the pooling method of accounting, the quasi-reorganization effected by the Company on June 27, 1997 will be reversed upon consummation of the merger. Additionally, the unaudited pro forma combined consolidated balance sheet reflects the conversion of Jolt's indebtedness to one of its shareholders to additional paid-in capital.

1. The unaudited pro forma consolidated balance sheet reflects the financial position of the Company and Jolt at March 31, 1998 and has been adjusted to reflect the events described above as follows:

    (a) To record the equity adjustments required to reverse the quasi-reorganization. Such equity adjustments include the reinstatement of the Company's accumulated deficit of $23,678,000 at June 27, 1997, which had been offset against additional paid-in capital, and the reversal of the income tax provision which was recorded pursuant to quasi-reorganization accounting;

    (b) To record the conversion to equity of notes payable to a Jolt shareholder in the aggregate amount of $1,625,000 and accrued interest thereon of $397,000;

    (c) To accrue estimated dividends distributable to Jolt shareholders; and

    (d) To record the equity adjustments required to reflect the acquisition of Jolt on a pooling-of-interests basis.

2. Jolt's fiscal year-end is December 31. In reflecting the pooling of interests combination on a pro forma basis, Jolt's statement of operations for the 12 months ended June 30, 1997 was combined with the Company's statement of operations for the same period, and Jolt's statements of operations for the years ended December 31, 1996 and 1995 were combined with the Company's statements of operations for the years ended June 30, 1996 and 1995, respectively. Jolt's unaudited results of operations for the six months ended December 31, 1996 included sales of $960,000 and net income of $40,000. Assuming the merger had been consummated on June 30, 1997, an adjustment would have been made to stockholders' equity to eliminate the effect of including Jolt's results of operations for the six months ended December 31, 1996 in both the years ended June 30, 1997 and June 30, 1996. The historical results of operations for the fiscal year ended June 30, 1997 and the nine months ended March 31, 1998 have been adjusted as follows in preparing the unaudited pro forma combined consolidated statement of operations:

    (a) To reverse the income tax provision, recorded pursuant to quasi-reorganization accounting;

    (b) To adjust interest expense to reflect the elimination of interest on Jolt's notes payable to its shareholder that will be converted to equity prior to the combination; and

    (c) To adjust the provision for income taxes to reflect the combined results of operations.

3. (a) The number of common shares used in computing earnings per share in the unaudited pro forma combined consolidated statements of operations for the years ended June 30, 1997, 1996 and 1995 and for the nine months ended March 31, 1998 and 1997 have been adjusted to record issuance of 9,000,000 shares of the Company's Common Stock in exchange for all outstanding shares of Jolt common stock. The amount shown in the adjustments column represents the net of the 9,000,000 shares and the outstanding Jolt shares shown in the Historical column.